UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☐	Preliminary Information Statement	☐	Confidential, for use of the Commission only as permitted by Rule 14c-6(e)(2)

☒	Definitive Information Statement

Carbon Natural Gas Company

(Name of Registrant as Specified in Its Charter

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐	Fee paid with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

Carbon Natural Gas Company

1700 Broadway

Suite 1170

Denver, Colorado 80290

(720) 407-7043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

On June 16, 2016

To our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Carbon Natural Gas Company (“Carbon” or the “Company”) on June 16, 2016, at 9:30 a.m., E.D.T., at Yale Club of New York City, 50 Vanderbilt Avenue, New York, NY 10017 (the “Annual Meeting”).

BECAUSE THIS MEETING IS FOR INFORMATIONAL PURPOSES ONLY, THERE WILL BE NO VOTING.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Stockholders are encouraged to attend the meeting. If you plan to attend the meeting, please RSVP by June 9, 2016 to Rose Reyna at 720-407-7040 or by email to rreyna@carbonnaturalgas.com

Sincerely,

/s/ Patrick R. McDonald
Chief Executive Officer

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To our Stockholders:

We are furnishing the attached Information Statement to the holders of common stock of Carbon Natural Gas Company, a Delaware corporation (“Carbon” or the “Company”).  The purpose of the Information Statement is to notify stockholders that the holders of more than a majority of our common stock (the “Majority Stockholders”), have taken and approved the following actions:

1.	Elected six directors for the ensuing year.

2.	Ratified and approved the appointment of EKS&H LLLP (“EKSH”) as Carbon’s independent registered accounting firm for the year ending December 31, 2016.

The accompanying Information Statement and related materials are being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.  As described in this Information Statement, the foregoing actions have been approved by stockholders representing more than a majority of the voting power of our outstanding shares of common stock. The Board is not soliciting your proxy or consent in connection with the matters discussed above.  You are urged to read the Information Statement and related materials in their entirety for a description of the actions taken by certain stockholders representing more than a majority of the voting power of our outstanding shares of common stock.

As required by Rule 14c-2(b) of the regulations of the Securities and Exchange Commission (the “SEC”) and since the Company is making information available through the Internet rather than utilizing the full-set delivery option, this Information Statement must be sent to stockholders at least 20 calendar days prior to the earliest date on which the matters discussed above may take effect.

This Notice of Annual Meeting, the Information Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (“Annual Report”), are being made available on or about May 13, 2016 to stockholders of record as of April 29, 2016. The record date for determining our stockholders who were eligible to consent in writing to the matters discussed above and entitled to notice of those matters was April 29, 2016, the date that the Board took prior action in connection therewith. These actions will be effective on or about June 16, 2016.

THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT.  NO VOTE WILL BE TAKEN AT THE ANNUAL MEETING ON ANY MATTER DESCRIBED HEREIN.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE COMPANY’S INFORMATION STATEMENT AND RELATED MATERIALS

The Company’s Information Statement and related materials are available on the Internet at: http://carbonnaturalgas.com/proxy-online/.

Carbon Natural Gas Company

1700 Broadway, Suite 1170

Denver, Colorado 80290

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

May 13, 2016

We are disseminating this Information Statement to notify you that certain stockholders (the “Majority Stockholders”), being the owners of more than a majority of the voting power of the Company’s outstanding shares of common stock, delivered written consent to the Company on May 9, 2016 to take the following actions:

1.	Elected six directors for the ensuing year.

2.	Ratified and approved the appointment of EKS&H LLLP (“EKSH”) as Carbon’s independent registered accounting firm for the year ending December 31, 2016.

This Information Statement and related materials are first being made available to stockholders beginning on or about May 13, 2016.  A notice of the Internet Availability of the Information Statement (“Notice”) will be mailed to certain stockholders on or about May 13, 2016.  If you received a Notice by mail, you will not receive a printed copy of the Information Statement.  Instead, the Notice will instruct you as to how you may access and review all of the information contained in the Information Statement.

Voting Securities and Vote Required.

We are not seeking consent, authorizations, or proxies from you. The vote which was required to approve the above referenced matters was the affirmative vote of the holders of a majority of the Company’s voting stock.

On April 29, 2016 (the “Record Date”), there were 110,638,849 shares of the Company’s common stock issued and outstanding.  Each share of common stock is entitled to one vote.  No other class of stock of the Company is issued and outstanding.

The Delaware General Corporation Law (the “DGCL”) permits the holders of a corporation’s outstanding stock representing a majority of that corporation’s voting power to approve and authorize corporate actions by written consent as if such actions were undertaken at a duly called and held meeting of stockholders.  In order to significantly reduce the costs and management time involved in soliciting and obtaining proxies to approve the foregoing matters and in order to timely effectuate such matters, the Board elected to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of the Company.  The Company obtained the written consent of stockholders who, as of the Record Date, owned approximately 52.5% of the Company’s voting stock.  The written consent satisfies the stockholder approval requirement for the actions taken.  Accordingly, under the DGCL no other Board or stockholder approval is required in order to effect such actions.

Effective Date

This Information Statement is being made available on or about May 13, 2016 to the Company’s stockholders of record as of the Record Date.  Even though these actions have been approved by the Majority Stockholders, the actions will not be effective until on or about June 16, 2016, a date that is more than 20 calendar days after Notice is first sent to our stockholders.

1

The expenses of distributing the Notice and of making this Information Statement and related materials available to the stockholders will be borne by the Company, including expenses in connection with the preparation and mailing of the Notice. The Company contemplates that brokerage houses, custodians, nominees, and fiduciaries will forward the Notice to the beneficial owners of the Company’s common stock held of record by these persons and the Company will reimburse them for their reasonable expenses incurred in this process.

Cumulative voting is not allowed on any of the proposals that were approved by the Majority Stockholders.

No Dissenters Rights

The actions taken by written consent of the Majority Stockholders are not corporate actions for which stockholders of a Delaware corporation have the right to dissent under the DGCL.

Proposals by Security Holders

No stockholder requested that we include any additional proposals in this Information Statement or otherwise requested that any proposals be submitted to the stockholders for their approval.

Materials

In accordance with the rules and regulations of the SEC, instead of mailing a printed copy of this Information Statement to each stockholder of record, the Company will furnish it and the related materials to our stockholders on the Internet.  If you received a Notice by mail, you will not receive a printed copy of the Information Statement.  Instead, the Notice will instruct you as to how you may access and review all of the information contained in this Information Statement. If you would like to receive a printed copy of the Information Statement and related materials and have not previously requested a paper copy, you should follow the instructions for requesting the Information Statement included in the Notice.

As noted above, the Company is not soliciting proxies.

Forward-Looking Statements

This Information Statement and the related materials may contain certain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, in connection with the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially and adversely from those expressed or implied by such forward-looking statements.

Such forward-looking statements include statements about our expectations, beliefs or intentions regarding actions contemplated by this Information Statement, our potential business, financial condition, results of operations, strategies or prospects. You can identify forward-looking statements by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made and are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” or “will,” and similar expressions or variations. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this Information Statement. We undertake no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

2

QUESTIONS AND ANSWERS ABOUT THIS INFORMATION STATEMENT

The following responses to certain questions does not purport to be a complete statement of the information in this Information Statement, and are qualified by the more complete information set forth hereinafter.

1.          When and where will the Annual Meeting be held?

As described in the Notice, we will hold the Annual Meeting at Yale Club of New York City, 50 Vanderbilt Avenue, New York, NY 10017.  The Annual Meeting is scheduled for June 16, 2016 at 9:30 a.m., E.D.T.  If you expect to attend the Annual Meeting in person, please RSVP by June 9, 2016 to Rose Reyna at 720-407-7040 or by email to rreyna@carbonnaturalgas.com, to ensure that sufficient accommodations are prepared.

2.          What action was taken by written consent?

The actions taken by the written consent of the Majority Stockholders (the “Actions”) are more completely described elsewhere in this Information Statement, but in summary are:

Action No. 1 concerned the election of six directors for the coming year.

Action No. 2 concerned the ratification and approval of EKS&H LLLP (“EKSH”) as the Company’s independent registered accounting firm for the year ending December 31, 2016.

In each case, stockholders holding more than a majority of the votes that may be cast at a meeting of the stockholders provided written consents approving each of the Actions.

3.          Why are you not soliciting proxies on these matters?

We are not soliciting proxies on the Actions because Yorktown Energy Partners V, L.P., Yorktown Energy Partners VI, L.P., and Yorktown Energy Partners IX, L.P., all of whom together hold approximately 52.5% of the Company’s voting power, provided written consents approving each of the Actions.

3

RECORD DATE AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

As of the Record Date, we had 110,638,849 shares of common stock issued and outstanding, which represented our only class of voting securities outstanding. The holders of shares of our common stock are each entitled to one vote per share.  The following sets forth certain information about the number of common shares owned by (i) each person (including any group) known to us that beneficially owns five percent or more of the common shares, (ii) each of our directors and named executive officers, and (iii) all named executive officers and directors as a group.  Unless otherwise indicated, the stockholders possess sole voting and investment power with respect to the shares shown. The business address for each of the Company’s officers and directors is 1700 Broadway, Suite 1170, Denver, Colorado 80290.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership(1)	Percent of Class(2)

5% Stockholders
Yorktown Energy Partners V, L.P. 410 Park Avenue, 19th Floor New York, NY 10022	17,938,309	16.2%

Yorktown Energy Partners VI, L.P. 410 Park Avenue, 19th Floor New York, NY 10022	17,938,309	16.2%

Yorktown Energy Partners IX, L.P. 410 Park Avenue, 19th Floor New York, NY 10022	22,222,222	20.1%

Arbiter Partners Capital Management LLC 530 Fifth Avenue 20th Floor New York, NY 10036	13,066,667	11.8%

AWM Investment Company Inc.(3) c/o Special Situation Funds 527 Madison Avenue, Suite 2600 New York, NY 10022	10,868,889	9.8%

Wynnefield Capital(4) 450 Seventh Avenue Suite 509 New York, NY 10123	6,444,445	5.8%

4

Name of Beneficial Owner	Amount of Beneficial Ownership(1)	Percentage(2)

Executive Officers and Directors

James H. Brandi, Director (5)	--	*

David H. Kennedy, Director (6)	163,076	*

Bryan H. Lawrence, Director (7)	58,098,840	52.5%

Peter A. Leidel, Director (8)	58,098,840	52.5%

Patrick R. McDonald, Chief Executive Officer and Director (9)	3,222,270	2.9%

Edwin H. Morgens, Director (10)	1,666,667	1.5%

Mark D. Pierce, President (11)	805,879	*

Kevin D. Struzeski, Chief Financial Officer, Treasurer and Secretary (12)	1,229,051	1.1%

All directors and executive officers as a group (eight persons) (13)	65,185,783	58.9%

*	less than 1%

(1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)	Calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Percentages are rounded to the nearest one-tenth of one percent.

(3)	Consists of (i) 7,540,556 common stock shares owned by Special Situations Fund III QP, L.P. (“SSFQP”), (ii) 2,217,222 common stock shares owned by Special Situations Cayman Fund, L.P. (“Cayman”) and (iii) 1,111,111 common stock shares owned by Special Situations Private Equity Fund L.P. (“SSPE”). AWM Investment Company, Inc., a Delaware Corporation (“AWM”) is the investment advisor to SSFQP, Cayman and SSPE. AWM holds sole voting and investment power over these shares.

(4)	Includes (i) 2,887,111 common stock shares owned by Wynnefield Partners Small Cap Value, LP I, (ii) 1,997,778 common stock shares owned by Wynnefield Partners Small Cap Value, LP and (iii) 1,559,556 common stock shares owned by Wynnefield Small Cap Value Offshore Fund, Ltd., over which Wynnefield Capital has voting and investment power.

(5)	Does not include 440,000 restricted shares of our common stock, which vest upon the earlier of a change in control of the Company or the date the director’s membership on the Board is terminated other than for cause.

(6)	Does not include 160,000 restricted stock shares of our common stock which vest upon the earlier of a change in control of the Company or the date the director’s membership on the Board is terminated other than for cause.

5

(7)	Includes (i) 17,938,309 common stock shares owned by Yorktown Energy Partners V, L.P., (ii) 17,938,309 common stock shares owned by Yorktown Energy Partners VI, L.P. and (iii) 22,222,222 common stock shares owned by Yorktown Energy Partners IX, L.P. over which Mr. Lawrence and Mr. Leidel have voting and investment power. Does not include 400,000 restricted shares of our common stock, which vest upon the earlier of a change in control of the Company or the date the director’s membership on the Board is terminated other than for cause.

(8)	Includes (i) 17,938,309 common stock shares owned by Yorktown Energy Partners V, L.P., (ii) 17,938,309 common stock shares owned by Yorktown Energy Partners VI, L.P. and (iii) 22,222,222 common stock shares owned by Yorktown Energy Partners IX, L.P. over which Mr. Lawrence and Mr. Leidel have voting and investment power. Does not include 400,000 restricted shares of our common stock, which vest upon the earlier of a change in control of the Company or the date the director’s membership on the Board is terminated other than for cause.

(9)	Includes (i) 482,704 shares owned by McDonald Energy, LLC over which Mr. McDonald has voting and investment power. Does not include 800,000 and 1,161,600 shares of unvested restricted and performance units, respectively.

(10)	Does not include 400,000 restricted shares of our common stock, which vest upon the earlier of a change in control of the Company or the date the director’s membership on the Board is terminated other than for cause.

(11)	Does not include 400,000 and 680,800 shares of unvested restricted stock and performance units, respectively.

(12)	Does not include 400,000 and 680,800 shares of unvested restricted stock and performance units, respectively.

(13)	The shares over which both Mr. Lawrence and Mr. Leidel have voting and investment power are the same shares and the percentage of total shares has not been aggregated for purposes of these calculations.

ACTION NO. 1

ELECTION OF DIRECTORS

The following persons were nominated by the Board for election to the Company’s Board of Directors:

James H. Brandi

David H. Kennedy

Bryan H. Lawrence

Peter A. Leidel

Patrick R. McDonald

Edwin H. Morgens

Each is a current member of the Board.

The Majority Stockholders provided their written consent to the election of the foregoing individuals to the Board to serve a one year term commencing on the date of the Annual Meeting.

The Company’s Board seeks to ensure that it is composed of members whose particular experience, qualifications, attributes, and skills, when taken together, will allow the Board of Directors to satisfy its oversight obligations effectively.

The Company believes that each of the persons reelected to the Board has the experience, qualifications, attributes and skills which, when taken as a whole, will enable the Board of Directors to satisfy its oversight responsibilities effectively.  These factors were among those considered that led to the Board’s conclusion that each would make valuable contributions to the Board.

6

Identification of Directors and Executive Officers

As of the Record Date, the names, titles, and ages of the members of the Company’s Board and its executive officers are as set forth in the table below.

Name	Age	Position

Patrick R. McDonald	59	Chief Executive Officer, Director

Mark D. Pierce	62	President

Kevin D. Struzeski	57	Chief Financial Officer, Treasurer and Secretary

James H. Brandi	67	Chairman of the Board

David H. Kennedy	66	Director

Bryan H. Lawrence	73	Director

Peter A. Leidel	59	Director

Edwin H. Morgens	74	Director

Executive Officer/Director

Patrick R. McDonald. Mr. McDonald is Chief Executive Officer of the Company and has been Chief Executive Officer, President and Director of Nytis USA since 2004. From 1998 to 2003, Mr. McDonald was Chief Executive Officer, President and Director of Carbon Energy Corporation, an oil and gas exploration and production company which in 2003 was merged with Evergreen Resources, Inc. From 1987 to 1997 Mr. McDonald was Chief Executive Officer, President and Director of Interenergy Corporation, a natural gas gathering, processing and marketing company which in December 1997 was merged with KN Energy Inc. Prior to that he worked as an exploration geologist with Texaco International Exploration Company where he was responsible for oil and gas exploration efforts in the Middle East and Far East. Mr. McDonald served as Chief Executive Officer of Forest Oil Corporation (“Forest”) from June 2012 until the completion of its business combination with Sabine Oil & Gas (OTC: SOGC) in December 2014 for which he received separate compensation and benefits from Forest. Mr. McDonald continues to serve as a director of Sabine Oil & Gas. Mr. McDonald also serves as a director of certain other non-public companies. Mr. McDonald received a Bachelor’s degree in Geology and Economics from Ohio Wesleyan University and a Masters degree in Business Administration Finance from New York University. Mr. McDonald is a Certified Petroleum Geologist and is a member of the American Association of the Petroleum Geologists and of the Canadian Society of Petroleum Geologists.

Our Board of Directors believes that Mr. McDonald, as our Chief Executive Officer and as the founder of Nytis USA, should serve as a director because of his unique understanding of the opportunities and challenges that we face and his in-depth knowledge about the oil and natural gas business, and our long-term growth strategies.

Other Directors

The following information pertains to our non-employee directors, their principal occupations and other public company directorships for at least the last five years and information regarding their specific experiences, qualifications, attributes and skills.

James H. Brandi. Mr. Brandi has been a Director of the Company since March 2012 and Chairman of the Board since October 2012. Mr. Brandi retired from a position as Managing Director of BNP Paribas Securities Corp., an investment banking firm, where he served from 2010 until late 2011. From 2005 to 2010, Mr. Brandi was a partner of Hill Street Capital, LLC, a financial advisory and private investment firm which was purchased by BNP Paribas in 2010. From 2001 to 2005, Mr. Brandi was a Managing Director at UBS Securities, LLC, where he was the Deputy Global Head of the Energy and Power Groups. Prior to 2001, Mr. Brandi was a Managing Director at Dillon, Read & Co. Inc. and later its successor firm, UBS Warburg, concentrating on transactions in the energy and consumer goods areas. Mr. Brandi currently serves as a director of Approach Resources Inc. (NASDAQ:AREX) and OGE Energy Corp. (NYSE:OGE). Mr. Brandi is a trustee of The Kenyon Review and a former trustee of Kenyon College.

7

Our Board of Directors believes that Mr. Brandi should serve as director and our Chairman because of his experience on the board of directors of other public companies, which our Board believes will be beneficial to us as we move forward as a public company. He also has extensive financial expertise from his education background (Harvard MBA) and his 35 year career in investment banking. His background will be important in his role as Chairman of the Audit Committee and its oversight responsibility regarding the quality and integrity of our accounting and financial reporting process and the auditing of our financial statements.

David H. Kennedy. Mr. Kennedy has been a Director of the Company since December 2014 and previously served as a director of the Company. Mr. Kennedy has served as Executive Advisor to Cadent Energy Partners since 2005 and he is a director and chairman of the Audit Committee of Logan International Inc. (Toronto Stock Exchange: LII). From 2001 – 2004, Mr. Kennedy served as an advisor to RBC Energy Fund and served on the boards of several of its portfolio companies. From 1999 to 2003, Mr. Kennedy was a director of Carbon Energy Corporation before its merger with Evergreen Resources in 2003. From 1996 to 2006, Mr. Kennedy was a director and chairman of the Audit Committee of Maverick Tube Corporation, which was sold to Tenaris SA in 2006. He was a managing director of First Reserve Corporation from its founding in 1981 until 1998, serving on numerous boards of its portfolio companies. From 1974 to 1981, Mr. Kennedy was with Price Waterhouse in San Francisco and New York in audit and tax services before leaving to join First Reserve. He was a Certified Public Accountant.

Our Board of Directors believes that Mr. Kennedy should serve as director because of his current and prior experience as a director of the Company together with his experience on the board of directors of other public companies. His energy industry knowledge and financial expertise will contribute to the Board of Directors oversight responsibility regarding the quality and integrity of our accounting and financial reporting process and the auditing of our financial statements.

Bryan H. Lawrence. Mr. Lawrence has been a Director of the Company since February 2011 and of Nytis USA since 2005. Mr. Lawrence is a founder and member of Yorktown Partners LLC which was established in September 1990. Yorktown Partners LLC is the manager of private equity partnerships that invest in the energy industry. Mr. Lawrence had been employed at Dillon, Read & Co. Inc. since 1966, serving as a Managing Director until the merger of Dillon Read with SBC Warburg in September 1997. Mr. Lawrence also serves as a Director of Star Gas Partners, L.P. (NYSE:SGU), Approach Resources, Inc. (NASDAQ: AREX), Hallador Energy Company (NASDAQ:HNRG) and certain non-public companies in the energy industry in which the Yorktown partnerships hold equity interests. Mr. Lawrence served as a director of Carbon Energy Corporation and Interenergy Corporation.

Our Board of Directors believes that Mr. Lawrence should serve as a director because of his experience on the board of directors of other public companies, which our Board of Directors believes will be beneficial to us as we move forward as a public company, as well as Mr. Lawrence’s relevant business experience in the energy industry and his extensive financial expertise, which he has acquired through his years of experience in the investment banking industry.

Peter A. Leidel. Mr. Leidel has been a Director of the Company since February 2011 and of Nytis USA since 2005. Mr. Leidel is a founder and member of Yorktown Partners LLC which was established in September 1990. Yorktown Partners LLC is the manager of private equity partnerships that invest in the energy industry. Previously, he was a Senior Vice President of Dillon, Read & Co. Inc. He was previously employed in corporate treasury positions at Mobil Corporation and worked for KPMG Peat Marwick and the U.S. Patent and Trademark Office. Mr. Leidel is a director of Mid-Con Energy Partners, L.P. (NASDAQ:MCEP) and certain non-public companies in the energy industry in which the Yorktown partnerships hold equity interests. Mr. Leidel served as a director of Carbon Energy Corporation and Interenergy Corporation. He was a Certified Public Accountant.

Our Board of Directors believes that Mr. Leidel should serve as a director because of his significant knowledge of our industry, his prior experience with our business and his financial expertise, which will be important as our Board of Directors exercises its oversight responsibility regarding the quality and integrity of our accounting and financial reporting processes and the auditing of our financial statements.

8

Edwin H. Morgens. Mr. Morgens has been a Director of the Company since May 2012. Mr. Morgens is Chairman and Co-founder of Morgens, Waterfall, Vintiadis & Company, Inc., a New York City investment firm that he founded in 1967. He is a former director of Wayside Technology Group, Inc., TransMontaigne, Inc., Sheffield Exploration, Scientific American Magazine Inc. and the Henry J. Kaiser Family Foundation. He is currently a trustee of the American Museum of Natural History, an Overseer of the Weill Cornell Medical College and emeritus trustee of Cornell University.

Our Board of Directors believes that Mr. Morgens should serve as director because of his current and prior experience on the board of directors of other public companies and his extensive financial expertise, which he has acquired through his years of experience in the financial investment advisory industry.

Other Executive Officers

Mark D. Pierce. Mr. Pierce has been President of the Company since October 2012 and was the general manager and Senior Vice President for Nytis LLC from 2009 to 2012. From 2005 until 2009, he was Operations Manager for Nytis LLC. He began his career at Texaco, Inc. in 1975 and worked for 20 years with Ashland Exploration, Inc. (“Ashland”). At Ashland, he spent 12 years in the production/reservoir engineering area and then moved into the executive level with oversight at various times of marketing, finance, business development, external affairs, operations and land. His experience includes both domestic and international work. He is a registered Petroleum Engineer in Kentucky, West Virginia and Ohio.

Kevin D. Struzeski.  Mr. Struzeski was appointed the Company’s Chief Financial Officer, Treasurer and Secretary in February 2011 and has been the CFO, Treasurer and Secretary of Nytis USA since 2005.  From 2003 to 2004, Mr. Struzeski was a Director of Treasury of Evergreen Resources, Inc., and from 1998 to 2003, he was Chief Financial Officer, Secretary and Treasurer of Carbon Energy Corporation. Mr. Struzeski was also Chief Financial Officer, Secretary and Treasurer of Carbon Energy Canada Corporation. Mr. Struzeski served as Accounting Manager for Media One Group from 1997 to 1998 and prior to that was employed as Controller for Interenergy Corporation from 1995 to 1997. Mr. Struzeski is a Certified Public Accountant.

Terms of Office

Our Board of Directors currently consists of six directors, each of whom is elected annually either at an annual meeting of our stockholders or through the affirmative vote of the holders of a majority of the Company’s voting stock.  Each director will continue to serve as a director until such director’s successor is duly elected and qualified or until their earlier resignation, removal or death.

Family Relationships

There are no family relationships between or among any of the current directors or executive officers.

Transactions with Related Persons

The following sets forth information regarding transactions between the Company (and its subsidiaries) and its officers, directors and significant stockholders since January 1, 2015.

Employment Agreements

See the Executive Compensation section of this Information Statement for a discussion of the employment agreements between the Company and Messrs. McDonald, Pierce and Struzeski.

Private Placement of Securities

None.

9

Director Independence

Following the effectiveness of the written consent of the stockholders, the Company’s Board will consist of Messrs. Brandi, Kennedy, Lawrence, Leidel, McDonald and Morgens.  The Company utilizes the definition of “independent” as it is set forth in Rule 5605(a)(2) of the Nasdaq Listing Rules.  Further, the Board considers all relevant facts and circumstances in its determination of independence of all members of the Board (including any relationships).  Based on the foregoing criteria, Messrs. Brandi, Kennedy and Morgens are considered to be independent directors.

Involvement in Certain Legal Proceedings

During the past ten years, none of the persons serving as executive officers and/or directors of the Company has been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K including: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions; (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (d) any finding by a court, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity.  Further, no such legal proceedings are believed to be contemplated by governmental authorities against any director or executive officer.

In July 2015, Sabine Oil and Gas filed for bankruptcy protection under Chapter11. Mr. McDonald was and continues as a director of Sabine Oil and Gas. The Board does not believe this disclosure is material to an evaluation of the ability or integrity of Mr. McDonald because of the extenuating circumstances relating to the Sabine Oil and Gas business and industry.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires the Company’s directors and officers and any persons who own more than ten percent of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). All directors, officers and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports filed. Based solely on our review of the copies of Forms 3, 4 and 5, and any amendments thereto furnished to us during the fiscal year ended December 31, 2015, and subsequently, we believe that during the Company’s 2015 fiscal year all filing requirements applicable to our officers, directors and greater-than-ten-percent stockholders were complied with other than with respect to the Company’s withholding of shares upon the vesting of a portion of restricted stock awards for our named executive officers in September of 2015. Each of the named executive officers has rectified this oversight by filing a Form 4 reporting such withholding.

Code of Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all directors of the Company. A copy of the Code of Business Conduct and Ethics is available on our website at http://www.carbonnaturalgas.com.

Meetings of the Board and Committees; Attendance at the Annual Meeting

The Board held four meetings during the fiscal year ended December 31, 2015.  Each director attended all of the meetings either in person or by telephone during 2015. In addition, regular communications were maintained throughout the year among all of the officers and directors of the Company.

10

The Company’s last annual meeting of stockholders was held in June 2015. The Company intends that its annual meeting will continue to be scheduled to occur during the second quarter of each year. Directors are encouraged to attend the annual meeting of shareholders.

Stockholder Communications to the Board

Stockholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member c/o Secretary, 1700 Broadway, Suite 1170, Denver, Colorado 80290. The Company’s Secretary will forward communications directly to the appropriate Board member. If the correspondence is not addressed to a particular member, the communication will be forwarded to a Board member to bring to the attention of the Board. The Company’s Secretary will review all communications before forwarding them to the appropriate Board member.

Board Committees

The Board has a standing Audit Committee and a Compensation, Nominating and Governance Committee.  The Board has adopted a formal written charter for each of these committees that is available on our website at www.carbonnaturalgas.com.

The table below provides the current composition of each standing committee of our Board:

Name	Audit	Compensation/ Nominating/ Governance
James H. Brandi	X	X
David H. Kennedy	X	X
Peter A. Leidel	X	X
Edwin H. Morgens	X	X

The Audit Committee’s primary duties and responsibilities are to assist the Board in monitoring the integrity of our financial statements, the independent registered public accounting firm’s qualifications, performance and independence, management’s effectiveness of internal controls and our compliance with legal and regulatory requirements. The Audit Committee is directly responsible for the appointment, retention, compensation, evaluation and termination of our independent registered public accounting firm and has the sole authority to approve all audit and permitted non-audit engagement fees and terms. The Audit Committee is presently comprised of Messrs. Brandi (Chairmen), Kennedy, Leidel and Morgens of which Messrs. Brandi, Kennedy and Morgens are independent directors under Nasdaq listing rules. The Board has determined that Mr. Brandi qualifies as an “audit committee financial expert” as defined by Securities and Exchange Commission rules.

The Audit Committee was formed in September 2012 and held four meetings during 2015.

The Compensation, Nominating and Governance Committee discharges the responsibilities of the Board with respect to our compensation programs and compensation of our executives and directors. The Compensation, Nominating and Governance Committee has overall responsibility for determining the compensation of our executive officers and reviewing director compensation. The Compensation, Nominating and Governance Committee is also charged with the administration of our stock incentive plans. The Compensation, Nominating and Governance Committee is presently comprised of Messrs. Morgens (Chairman), Brandi, Kennedy and Leidel, each of whom is an outside director for purposes of Section 162(m) of the Internal Revenue Code and a non-employee director for purposes of Rule 16b-3 under the Exchange Act.

Other functions of the Compensation, Nominating and Governance Committee is to identify individuals qualified to become directors and recommend to the Board nominees for all directorships, identify directors qualified to serve on Board committees and recommend to the Board members for each committee, develop and recommend to the Board a set of corporate governance guidelines and otherwise take a leadership role in shaping our corporate governance.

11

In identifying and evaluating nominees for directors, the Compensation, Nominating and Governance Committee seeks to ensure that the Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are of importance to us. In addition, the Compensation, Nominating and Governance Committee believes it is important that at least one director have the requisite experience and expertise to be designated as an “audit committee financial expert.” The Compensation, Nominating and Governance Committee looks at each nominee on a case-by-case basis regardless of who recommended the nominee. In looking at the qualifications of each candidate to determine if their election would further the goals described above, the Compensation, Nominating and Governance Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. Each director nominee must display high personal and professional ethics, integrity and values and sound business judgment.

The Compensation, Nominating and Governance Committee also monitors corporate governance for the Board, which includes reviewing the Code of Business Conduct and Ethics and evaluation of board and committee performance.

The Compensation, Nominating and Governance Committee was formed in September 2012 and held five meetings during 2015. Prior to the formation of the Compensation, Nominating and Governance Committee, the entire Board as a whole acted as the Company’s Compensation, Nominating and Governance Committee.

Director Compensation

We use a combination of cash and equity incentive compensation in the form of restricted stock to attract and retain qualified and experienced candidates to serve on the Board.  In setting this compensation, our Compensation, Nominating and Governance Committee considers the significant amount of time and energy expended and the skill level required by our directors in fulfilling their duties.  Grants of shares of restricted stock vest upon the earlier of a change in control of the Company or the date a non-management director’s membership on the Board is terminated other than for cause.  We also reimburse expenses incurred by our non-employee directors to attend Board and Board committee meetings.

The following table reports compensation earned by or paid to our non-employee directors during 2015.

Fees Earned or
Paid in Cash
Name(1)(2)(3)	($)
James H. Brandi	30,000
David H. Kennedy	20,000
Bryan H. Lawrence	--
Peter A. Leidel	--
Edwin H. Morgens	20,000

(1)	Mr. McDonald, our Chief Executive Officer, is not included in this table as he is an employee of ours and receives no separate compensation for his services as a director. The compensation received by Mr. McDonald as an employee is shown below under “Executive Compensation – Summary Compensation Table.”

12

(2)	Mr. Brandi was awarded 100,000 restricted shares of our common stock and Messrs. Kennedy, Lawrence, Leidel and Morgens were each awarded 80,000 restricted shares of our common stock. The aggregate number of unvested restricted stock awards outstanding at December 31, 2015 for each of our non-employee directors is as follows:

Unvested
Restricted Stock Awards
Name	December 31, 2015
James H. Brandi	340,000
David H. Kennedy	80,000
Bryan H. Lawrence	320,000
Peter A. Leidel	320,000
Edwin H. Morgens	320,000

Board Nominations by Stockholders

To date, the Board has not adopted a formal procedure by which stockholders may recommend nominees to the Board.  However, any stockholder who desires to submit a nomination of a person to stand for election of directors at the next annual or special meeting of the stockholders at which directors are to be elected must submit a notification of the stockholder’s intention to make a nomination (“Notification”) to Carbon by the date mentioned in the most recent proxy statement or information statement under the heading “Stockholder Proposals” as such date may be amended in cases where the annual meeting has been changed as contemplated in SEC Rule 14a-8(e), Question 5, and in that Notification must provide the following additional information to Carbon:

(i)	Name, address, telephone number and other methods by which Carbon can contact the stockholder submitting the Notification and the total number of shares beneficially owned by the stockholder (as the term “beneficial ownership” is defined in SEC Rule 13d-3);

(ii)	If the stockholder owns shares of Carbon’s voting stock other than on the records of Carbon, the stockholder must provide evidence that he or she owns such shares (which evidence may include a current statement from a brokerage house or other appropriate documentation);

(iii)	Information from the stockholder regarding any intentions that he or she may attempt to make a change of control or to influence the direction of Carbon, and other information regarding the stockholder and any other persons associated with the stockholder that would be required under Items 4 and 5 of SEC Schedule 14A were the stockholder or other persons associated with the stockholder to make a solicitation subject to SEC Rule 14a-12(c);

(iv)	Name, address, telephone number and other contact information of the proposed nominee; and

(v)	All information required by Item 7 of SEC Schedule 14A with respect to the proposed nominee, shall be in a form reasonably acceptable to Carbon.

Board Leadership Structure

Since October of 2012, the Board has separated leadership of the Board from its executive management. Mr. Brandi serves as Chairman of the Board and Patrick R. McDonald serves as Chief Executive Officer.

Board’s Role in Risk Oversight

The full Board has responsibility for general oversight of risks facing the Company with the Audit Committee periodically reviewing specific areas of risk exposure and reporting to the Board. In addition, the Board is informed by senior management on areas of risk facing the Company and periodically conducts discussions regarding risk assessment and risk management.

13

Executive Compensation

Summary Compensation Table

The following table sets forth information relating to compensation awarded to, earned by or paid to our Chief Executive Officer, President and Chief Financial Officer, Treasurer and Secretary by the Company during the fiscal years ended December 31, 2015 and 2014.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Patrick R. McDonald	2015	350,000	160,000	346,140	99,876	956,016
Chief Executive Officer	2014	300,000	236,000	343,560	128,869	1,008,429

Mark D. Pierce	2015	235,662	80,000	155,763	24,168	495,593
President	2014	225,000	118,000	137,424	23,967	504,391

Kevin D. Struzeski
Chief Financial Officer,	2015	247,000	80,000	162,686	75,636	565,322
Treasurer and Secretary	2014	235,000	118,000	154,602	73,804	581,406

(1)	Reflects the full grant date fair value of restricted stock awards granted in 2015 and 2014 calculated in accordance with FASB ASC Topic 718.

(2)	All Other Compensation in 2015 and 2014 was comprised of (i) unused vacation, (ii) contributions made by the Company to its 401(k) plan, (iii) premiums paid on life insurance policies on such employee’s life, and (iv) other taxable fringe benefits.

Narrative Disclosure to Summary Compensation Table

The Compensation, Nominating and Governance Committee is charged with reviewing and approving the terms and structure of the compensation of the Company’s executive officers.  The Company has not retained an independent compensation consultant to assist the Company to review and analyze the structure and terms of the compensation of the Company’s executive officers.

The Company considers various factors when evaluating and determining the compensation terms and structure of its executive officers, including the following:

1.	The executive’s leadership and operational performance and potential to enhance long-term value to the Company’s stockholders;
2.	The Company’s financial resources, results of operations, and financial projections;

3.	Performance compared to the financial, operational and strategic goals established for the Company;
4.	The nature, scope and level of the executive’s responsibilities;
5.	Competitive market compensation paid by other companies for similar positions, experience and performance levels; and
6.	The executive’s current salary and the appropriate balance between incentives for long-term and short-term performance.

14

Company management is responsible for reviewing the base salary, annual bonus and long-term compensation levels for other Company employees, and the Company expects this practice to continue going forward.  The Compensation, Nominating and Governance Committee is responsible for significant changes to, or adoption of, employee benefit plans.

The Company believes that the compensation environment for qualified professionals in the industry in which we operate is highly competitive.  In order to compete in this environment, the compensation of our executive officers is primarily comprised of the following four components:

➢	Base salary;
➢	Stock incentive plan benefits;
➢	Annual Incentive Plan Payments; and
➢	Other employment benefits.

Base Salary. Base salary, paid in cash, is the first element of compensation to our officers. In determining base salaries for our key executive officers, the Company aims to set base salaries at a level we believe enables us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall business goals. The Board of Directors and the Compensation, Nominating and Governance Committee believe that base salary should be relatively stable over time, providing the executive a dependable, minimal level of compensation, which is approximately equivalent to compensation that may be paid by competitors for persons of similar abilities. The Board of Directors and the Compensation, Nominating and Governance Committee believe that base salaries for our executive officers are appropriate for persons serving as executive officers of public companies similar in size and complexity to the Company.

Stock Incentive Plan Benefits. Each of the Company’s executive officers is eligible to be granted awards under the Company’s equity compensation plans.  The Company believes that equity based compensation helps align management and executives’ interests with the interests of our stockholders. Our equity incentives are also intended to reward the attainment of long-term corporate objectives by our executives. We also believe that grants of equity-based compensation are necessary to enable us to be competitive from a total remuneration standpoint.  We have no set formula for granting awards to our executives or employees. In determining whether to grant awards and the amount of any awards, we take into consideration discretionary factors such as the individual’s current and expected future performance, level of responsibilities, retention considerations and the total compensation package.

Annual Incentive Plan.  Cash payments made under the provisions of the Company’s Annual Incentive Plan (“AIP”) is another component of our compensation plan.  The Board of Directors and the Compensation, Nominating and Governance Committee believes that it is appropriate that executive officers and other employees have the potential to receive a portion of their annual compensation based upon the achievement of defined objectives in order to encourage performance to achieve these key corporate objectives and to be competitive from a total remuneration standpoint.

In general terms, the Annual Incentive Plans are designed to meet the following objectives:

●	Provide an incentive plan framework that is performance-driven and focused on objectives that were critical to Carbon’s success during the plan period dates;
●	Offer competitive cash compensation opportunities to the executive officers and all employees;
●	Incentivize and reward outstanding achievement; and
●	Incentivize the creation of new assets, plays and values.

In addition, the Annual Incentive Plans provided cash pools for all employees. Once the pools were established, awards were allocated by the executive officers to individuals based on their assessment as to individual or group performances.

15

Payments in 2015 were determined under the provisions of the Carbon Natural Gas Company 2014 Annual Incentive Plan whereby forty percent of the AIP payments were determined at the discretion of the Board taking into consideration the factors listed above and sixty percent of the AIP payments were determined and weighted based upon the performance measures and objectives as follows:

Performance Measure	Weighting	Objective
EBITDA per Debt Adjusted Share Growth	20%	20% increase
Net Total Proved Reserve Growth	10%	5% increase
Net Annual Production Growth	20%	10% increase
Lease Operating Expenses ($/unit)	20%	$1.10/Mcfe (6:1 equivalent basis)
G&A per Unit of Production ($/unit)	10%	$.80 per unit of production equivalent
F&D cost per Unit of Reserves	20%	$1.70 per unit of reserve equivalent
Total of Performance Measures	100.00%

Payments in 2014 were determined under the provisions of the Carbon Natural Gas Company 2013 Annual Incentive Plan whereby forty percent of the AIP payments were determined at the discretion of the Board taking into consideration the factors listed above and sixty percent of the AIP payments were determined and weighted based upon the performance measures and objectives as follows:

Performance Measure	Weighting	Objective
EBITDA per Debt Adjusted Share Growth	16.67%	75% increase
Net Total Proved Reserve Growth	16.67%	15% increase
Net Annual Production Growth	16.67%	20% increase
Lease Operating Expenses ($/unit)	16.67%	$1.00/Mcfe (6:1 equivalent basis)
G&A per Unit of Production ($/unit)	16.66%	$1.00 per unit of production equivalent
F&D cost per Unit of Reserves	16.66%	$.75 per unit of reserve equivalent
Total of Performance Measures	100.00%

Other Compensation/Benefits. Another element of the overall compensation is to provide our executive officers various employment benefits, such as the payment of health and life insurance premiums on behalf of the executive officers.   Our executive officers are also eligible to participate in our 401(k) plan on the same basis as other employees and the Company historically has made matching contributions to the 401(k) plan, including for the benefit of our executive officers.

Pursuant to the employment agreements with Messrs. McDonald, Pierce and Struzeski, such officers are entitled to certain payments upon termination of employment. Other than these arrangements, we currently do not have any compensatory plans or arrangements that provide for any payments or benefits upon the resignation, retirement or any other termination of any of our executive officers, as the result of a change in control, or from a change in any executive officer’s responsibilities following a change in control.

Outstanding Equity Awards at December 31, 2015

The following tables sets forth information concerning unexercised stock options, warrants, and unvested restricted stock and performance unit awards, each as held by our executive officers as of December 31, 2015.

OPTION AWARDS(1)
Award Recipient	Option for # of Shares	# Vested	Exercise Price per Share	Date Granted	Expiration

Kevin Struzeski	163,076	163,076	$0.61	3/16/2006	1/1/2016

16

WARRANT AWARDS
Award Recipient	Option for # of Shares	# Vested	Exercise Price per Share	Date Granted	Expiration

Former St. Lawrence Seaway Corporation Officers and Directors	250,000	250,000	$1.00	1/10/2007	8/31/2017

STOCK AWARDS
	Equity Incentive Plan Awards			Market Value
	# of Unvested Shares			of Unvested
	Restricted		Performance	Shares
Award Recipient	Stock		Units	$(2)

Patrick R. McDonald	754,725	(1)		528,308
	800,000		1,761,600	1,793,120
	1,554,725		1,761,600	2,321,428

Mark D. Pierce	20,385	(1)		14,270
	400,0000		980,800	966,560
	420,385		980,800	980,830

Kevin D. Struzeski	203,845	(1)		142,692
	400,000		980,800	966,560
	603,845		980,800	1,109,252

The following table reflects unvested stock awards held by our executive officers as of December 31, 2015 that have time-based vesting.  These stock awards will vest as follows if the named executive officer has remained in continuous employment through each such date:

Award Recipient	2016	2017	2018	Thereafter

Patrick R. McDonald	777,112	644,282	133,334	--

Mark D. Pierce	210,192	143,526	66,666	--

Kevin D. Struzeski	301,922	235,256	66,666	--

17

The following table reflects unvested performance stock awards held by our executive officers as of December 31, 2015 that vest either upon a change in control of the Company or based upon the achievement of the price of the Company’s stock, net asset value per share, net production per share and Adjusted EBITDA (defined as net income (loss) before interest expense, taxes, depreciation, depletion, amortization, accretion of asset retirement obligations, ceiling test write downs of oil and gas properties and the gain or loss on sold properties) per share relative to a defined peer group. These performance stock awards will vest as follows if the named executive officer has remained in continuous employment with the Company through the date of a change in control and if the executive officer earns 100% of the performance stock award based upon the achievement of the price of the Company’s stock and the performance measures mentioned above relative to its peer group:

Award Recipient	Change of Control	Stock Price and Defined Performance Measures Relative to Peer Group

Patrick R. McDonald	361,600	1,400,000

Mark D. Pierce	180,800	800,000

Kevin D. Struzeski	180,800	800,000

(1)	Awards made by Nytis USA prior to the merger of Nytis USA with and into the Company (formerly known as St. Lawrence Seaway Corporation) in February, 2011 (the “Merger”) and were assumed as a result of the Merger, the number of shares and the exercise price, when applicable, have been adjusted in line with the exchange ratio of Nytis USA shares for Company shares in the Merger.

(2)	Reflects the value of unvested shares of restricted stock and performance unit awards held by our executive officers as of December 31, 2015 measured by the closing market price of our common stock on December 31, 2015, which was $0.70 per share.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Effective March 30, 2013, Messrs. McDonald, Pierce and Struzeski entered into employment agreements with the Company. These agreements superseded employment agreements between Messrs. McDonald and Struzeski and Nytis Exploration Company and between Mr. Pierce and Nytis LLC.

The agreement between the Company and Patrick R. McDonald has a current term through December 31, 2016, which term shall automatically be extended for successive terms of one-year provided, however, that the Board of Directors may terminate the agreement as of the end of the current term or any additional term by giving written notice of termination at least three months preceding the end of the then current term. In the event of the termination of Mr. McDonald’s employment, Mr. McDonald is to receive an amount equal to 150% of his “Compensation,” defined as the arithmetic average of Mr. McDonald’s annual base salary, bonus and other cash compensation for each of the three years prior to the termination and for a period of 24 months from the date of termination, his medical, dental, disability and life insurance coverage at the same levels of coverage as in effect immediately prior to his termination. In the event of termination within two years after a change in control of the Company, he is to receive 275% of his Compensation (as defined above).

The agreements between the Company and Messrs. Pierce and Struzeski have a current term through December 31, 2016, which term shall automatically be extended for successive terms of one-year provided, however, that the Board of Directors may terminate the agreement as of the end of the current term or any additional term by giving written notice of termination at least three months preceding the end of the then current term. In the event of the termination of Mr. Pierce’s or Mr. Struzeski’s employment, they would receive an amount equal to 100% of their respective “Compensation,” defined as the arithmetic average of their annual base salary, bonus and other cash compensation for each of the three years prior to the termination and the cost to provide benefits for a period of 12 months from the date of termination at the same levels of coverage as in effect immediately prior to the date of termination. In the event of termination within two years after a change in control of the Company, they would receive 200% of their Compensation (as defined above) and 100% of the annual cost to the Company of the benefits provided to Messrs. Pierce and Struzeski.

Risk/Reward Issues

The Board of Directors does not believe that the current structure of the Company’s compensation policies promotes unnecessary or inappropriate short-term or long-term risks.  The cash compensation paid to the Company’s executive officers consists of fixed salaries and possible performance bonuses.  These performance bonuses (if any) will be granted in hindsight by the Board of Directors based on operational and financial performance.

18

In the future, the Board may base the vesting of stock options and perhaps cash bonuses on specific performance criteria that will be determined in advance based on the Company’s prior year performance as reflected in its financial statements included within its annual report on Form 10-K.

ACTION NO. 2

RATIFICATION AND APPROVAL OF THE

APPOINTMENT OF EKS&H LLLP

The Board of Directors has selected the accounting firm of EKSH to serve as our independent registered public accounting firm for the 2016 fiscal year. The Majority Stockholders ratified and approved the selection of EKSH as our independent registered public accounting firm.

The Board considers EKSH to be well qualified to serve as the independent auditors for the Company.  However, the Board of Directors in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Fees Billed By Independent Accounting Firm

EKSH billed us aggregate fees in the amount of approximately $178,000 and $164,000 for the fiscal years ended December 31, 2015 and 2014, respectively. These amounts were billed for professional services that EKSH provided for the audit of our annual financial statements, review of the interim consolidated financial statements included in our reports on Forms 10-Q, and other services typically provided by an auditor in connection with statutory and regulatory filings or engagements for those fiscal years.

Tax Fees

EKSH did not bill us for any tax fees for the fiscal years ended December 31, 2015 and 2014.

All Other Fees

EKSH billed us for permitted, pre-approved information technology support fees of $64,000 and $41,000 for the fiscal years ended December 31, 2015 and 2014, respectively.

Audit Committee’s Pre-Approval Practice

Section 10A(i) of the 1934 Act prohibits our auditors from performing audit services for us as well as any services not considered to be “audit services” unless such services are pre-approved by the Audit Committee.

The Board of Directors adopted resolutions that provided that the Board must:

Pre-approve all audit services that the auditor may provide to us or any subsidiary (including, without limitation, providing comfort letters in connection with securities underwritings or statutory audits) as required by §10A(i)(A) of the 1934 Act.

Pre-approve all non-audit services (other than certain de minimis services described in §10A(i)(1)(B) of the 1934 Act that the auditors propose to provide to us or any of our subsidiaries.

The Audit Committee considers at each of its meetings whether to approve any audit services or non-audit services. In some cases, management may present the request; in other cases, the auditors may present the request. The Board of Directors approved EKSH performing our audit for the 2015 fiscal year.

19

OTHER MATTERS

As of the date of this Information Statement, management does not know of any matters that will come before the Annual Meeting.

ADDITIONAL INFORMATION

The Company is subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, the Company files periodic reports, documents and other information with the SEC relating to its business, financial statements and other matters.

These reports and other information filed with the SEC by the Company may be inspected and are available for copying at the public reference facilities maintained at the Securities and Exchange Commission at 100 F Street NW, Washington, D.C. 20549.

The Company’s filings with the SEC are also available to the public from the SEC’s website, http://www.sec.gov.  Our Annual Report on Form 10-K containing the disclosure for the year ended December 31, 2015, and other reports filed under the Exchange Act, are also available to any stockholder at no cost upon request to: Corporate Secretary, Carbon Natural Gas Company, 1700 Broadway, Suite 1170, Denver, Colorado 80290; tel: (720) 407-7043.

Delivery Of Documents To Security Holders Sharing An Address

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at Corporate Secretary, Carbon Natural Gas Company, 1700 Broadway, Suite 1170, Denver, Colorado 80290; tel: (720) 407-7043.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

STOCKHOLDER PROPOSALS

Carbon Natural Gas Company expects to hold its next annual meeting of stockholders in June 2017. Proposals from stockholders intending to be presented at the next annual meeting of stockholders should be addressed to Carbon Natural Gas Company, Attention: Corporate Secretary, 1700 Broadway, Suite 1170, Denver, Colorado 80290 and we must receive the proposals by January 15, 2017. Upon receipt of any such proposal, we shall determine whether or not to include any such proposal in the meeting materials in accordance with applicable law. It is suggested that stockholders forward such proposals by Certified Mail-Return Receipt Requested. After January 15, 2017, any stockholder proposal submitted outside the process of Rule 14a-8 will be considered to be untimely.

Dated May 13, 2016	BY ORDER OF THE BOARD OF DIRECTORS:
CARBON NATURAL GAS COMPANY

/s/
Patrick R. McDonald,
Chief Executive Officer

20